Hamilton Reports 2024 First Quarter Results
Net Income of $157 Million; Six Consecutive Quarters of Underwriting Income

PEMBROKE, Bermuda, May 8, 2024 – Hamilton Insurance Group, Ltd. (NYSE: HG; “Hamilton” or “the Company”) today announced financial results for the first quarter ended March 31, 2024.

Commenting on the financial results, Pina Albo, CEO of Hamilton, said:

“I am very proud of Hamilton’s financial results for the first quarter. Not only did we generate strong underwriting and investment returns but also, this quarter marks our sixth consecutive quarter of underwriting profitability. I am also extremely pleased about our ability to take advantage of market opportunities with another quarter of double-digit growth, a momentum we expect will be enhanced by our recent AM Best ratings upgrade.”

Consolidated Highlights – First Quarter

•Net income of $157.2 million;
•Annualized return on average equity of 29.5%;
•Gross premiums written of $721.9 million, an increase of 34.1% compared to the first quarter of 2023;
•Net premiums earned of $385.3 million, an increase of 35.7% compared to the first quarter of 2023;
•Combined ratio of 91.5%;
•Underwriting income of $32.5 million;
•Net investment income of $147.8 million, comprised of Two Sigma Hamilton Fund returns of $142.7 million and fixed income, short term, cash and cash equivalent returns of $5.2 million; and
•Corporate expenses of $11.5 million, which includes $3.7 million of compensation costs related to the Value Appreciation Pool.

	For the Three Months Ended
($ in thousands, except for per share amounts and percentages)	March 31, 2024	March 31, 2023	Change
Gross premiums written	$721,941	$538,164	$183,777
Net premiums written	514,880	348,498	166,382
Net premiums earned	385,303	283,902	101,401
Underwriting income (loss)	$32,522	$34,063	$(1,541)
Combined ratio	91.5%	87.9%	3.6 pts

Net income (loss) attributable to common shareholders	$157,174	$51,492	$105,682
Income (loss) per share attributable to common shareholders - diluted	$1.38	$0.49
Book value per common share	$19.90	$16.55
Change in book value per common share	7.1%	2.5%

Return on average common equity - annualized	29.5%	12.2%

	For the Three Months Ended
Key Ratios	March 31, 2024	March 31, 2023	Change
Attritional loss ratio - current year	57.2%	49.1%	8.1	pts
Attritional loss ratio - prior year	3.1%	0.6%	2.5	pts
Catastrophe loss ratio - current year	0.0%	1.8%	(1.8	pts)
Catastrophe loss ratio - prior year	0.0%	0.8%	(0.8	pts)
Loss and loss adjustment expense ratio	60.3%	52.3%	8.0	pts
Acquisition cost ratio	21.9%	22.9%	(1.0	pts)
Other underwriting expense ratio	9.3%	12.7%	(3.4	pts)
Combined ratio	91.5%	87.9%	3.6	pts

•Gross premiums written increased by $183.8 million, or 34.1%, to $721.9 million with an increase of $73.7 million, or 29.8% in the International Segment, and $110.1 million, or 37.8% in the Bermuda Segment.
•Net premiums written increased by $166.4 million, or 47.7%, to $514.9 million with an increase of $63.0 million, or 51.6% in the International Segment, and $103.4 million, or 45.6% in the Bermuda Segment.
•Net premiums earned increased by $101.4 million, or 35.7%, to $385.3 million with an increase of $47.3 million, or 31.6% in the International Segment, and $54.1 million, or 40.3% in the Bermuda Segment.
•The attritional loss ratio (current year), net of reinsurance, was 57.2%. The increase of 8.1 points compared to the same period in 2023 was primarily driven by losses of $37.9 million, or 9.8 points, arising from the Francis Scott Key Baltimore Bridge collapse, corresponding to the high end of the industry loss estimates that range from $1 billion to $3 billion.
•Net unfavorable attritional prior year reserve development, net of reinsurance, was $11.9 million, primarily driven by two specific large losses on our specialty insurance and reinsurance classes.
•Catastrophe losses (current and prior year), net of reinsurance, were $0.2 million.
•The acquisition cost ratio decreased by 1.0 point compared to same period in 2023.
•The other underwriting expense ratio decreased 3.4 points compared to the same period in 2023, primarily driven by an increase in net premiums earned.

Segment Underwriting Results – First Quarter

International Segment	For the Three Months Ended
($ in thousands, except for percentages)	March 31, 2024	March 31, 2023	Change
Gross premiums written	$320,841	$247,114	$73,727
Net premiums written	185,033	122,019	63,014
Net premiums earned	196,814	149,515	47,299
Underwriting income (loss)	$5,315	$16,370	$(11,055)

Key Ratios
Attritional loss ratio - current year	56.0%	49.9%	6.1	pts
Attritional loss ratio - prior year	2.9%	(4.2%)	7.1	pts
Catastrophe loss ratio - current year	0.0%	0.0%	0.0	pts
Catastrophe loss ratio - prior year	0.1%	1.4%	(1.3	pts)
Loss and loss adjustment expense ratio	59.0%	47.1%	11.9	pts
Acquisition cost ratio	24.2%	24.9%	(0.7	pts)
Other underwriting expense ratio	14.0%	17.1%	(3.1	pts)
Combined ratio	97.2%	89.1%	8.1	pts

•Gross premiums written increased by $73.7 million, or 29.8%, to $320.8 million, primarily driven by growth and improved pricing in specialty reinsurance and casualty and property insurance classes.
•The attritional loss ratio (current year), net of reinsurance, was 56.0%. The increase of 6.1 points compared to the same period in 2023 was primarily driven by net losses of $11.8 million, or 6.0 points, arising from the Baltimore Bridge collapse.
•Net unfavorable attritional prior year reserve development, net of reinsurance, was $5.8 million, primarily driven by two specific large losses on our specialty insurance class.
•Catastrophe losses (current and prior year), net of reinsurance, were $0.2 million.
•The acquisition cost ratio decreased by 0.7 points compared to the same period in 2023.
•The other underwriting expense ratio decreased by 3.1 points compared to the same period in 2023, primarily driven by an increase in net premiums earned.

Bermuda Segment	For the Three Months Ended
($ in thousands, except for percentages)	March 31, 2024	March 31, 2023	Change
Gross premiums written	$401,100	$291,050	$110,050
Net premiums written	329,847	226,479	103,368
Net premiums earned	188,489	134,387	54,102
Underwriting income (loss)	$27,207	$17,693	$9,514

Key Ratios
Attritional loss ratio - current year	58.4%	48.1%	10.3	pts
Attritional loss ratio - prior year	3.2%	6.1%	(2.9	pts)
Catastrophe loss ratio - current year	0.0%	3.9%	(3.9	pts)
Catastrophe loss ratio - prior year	0.0%	0.1%	(0.1	pts)
Loss and loss adjustment expense ratio	61.6%	58.2%	3.4	pts
Acquisition cost ratio	19.5%	20.8%	(1.3	pts)
Other underwriting expense ratio	4.4%	7.9%	(3.5	pts)
Combined ratio	85.5%	86.9%	(1.4	pts)

•Gross premiums written increased by $110.1 million, or 37.8%, to $401.1 million, primarily attributable to new business, increased participation on existing business and a strong rate environment across multiple classes of business.
•The attritional loss ratio (current year), net of reinsurance, was 58.4%. The increase of 10.3 points compared to the same period in 2023 was primarily driven by net losses of $26.1 million, or 13.8 points, arising from the Baltimore Bridge collapse.
•Net unfavorable attritional prior year reserve development, net of reinsurance, was $6.1 million, primarily driven by a specific large loss in our specialty reinsurance class.
•Catastrophe losses (current and prior year), net of reinsurance, were $Nil.
•The acquisition cost ratio decreased by 1.3 points compared to the same period in 2023.
•The other underwriting expense ratio decreased by 3.5 points compared to the same period in 2023. The decrease was primarily driven by an increase in net premiums earned and by performance based management fees generated by our third party capital manager.
Investments and Shareholders’ Equity as of March 31, 2024
•Total invested assets and cash of $4.2 billion compared to $4.0 billion at December 31, 2023.
•Total shareholders’ equity of $2.2 billion compared to $2.0 billion at December 31, 2023.
•Book value per share of $19.90 compared to $18.58 at December 31, 2023, an increase of 7.1%.

Conference Call Details and Additional Information
Conference Call Information

Hamilton will host a conference call to discuss its financial results on Thursday, May 9, 2024, at 10:00 a.m. ET. The conference call can be accessed by dialing 1-888-350-3870 (US toll free), or 1-646-960-0308, and entering the conference ID 6439207.

A live, audio webcast of the conference call will also be available through the Investors portal of the Company’s website at investors.hamiltongroup.com.

For access to either the conference call or webcast, please dial in/login a few minutes in advance to complete any necessary registration.

A replay of the audio conference call will be available at investors.hamiltongroup.com or by dialing 1-800-770-2030 (US toll free) and entering the conference ID 6439207.

Additional Information

In addition to the information provided in the Company's earnings release, we have also made available supplementary financial information and an investor presentation which may be referred to during the conference call and will be available on the Company’s website at investors.hamiltongroup.com.
About Hamilton Insurance Group, Ltd.

Hamilton is a Bermuda-headquartered company that underwrites specialty insurance and reinsurance risks on a global basis through its wholly owned subsidiaries. Its three underwriting platforms: Hamilton Global Specialty, Hamilton Re and Hamilton Select, each with dedicated and experienced leadership, provide us with access to diversified and profitable markets around the world.

For more information about Hamilton Insurance Group, visit our website at www.hamiltongroup.com or on LinkedIn at Hamilton.

Consolidated Balance Sheet

($ in thousands)	March 31, 2024	December 31, 2023
Assets
Fixed maturity investments, at fair value (amortized cost 2024: $1,926,329; 2023: $1,867,499)	$1,877,130	$1,831,268
Short-term investments, at fair value (amortized cost 2024: $351,035; 2023: $427,437)	352,068	428,878
Investments in Two Sigma Funds, at fair value (cost 2024: $753,967; 2023: $770,191)	953,659	851,470
Total investments	3,182,857	3,111,616
Cash and cash equivalents	1,085,038	794,509
Restricted cash and cash equivalents	95,565	106,351
Premiums receivable	856,111	658,363
Paid losses recoverable	169,469	145,202
Deferred acquisition costs	190,883	156,895
Unpaid losses and loss adjustment expenses recoverable	1,167,504	1,161,077
Receivables for investments sold	17,777	42,419
Prepaid reinsurance	285,984	194,306
Intangible assets	92,651	90,996
Other assets	205,186	209,621
Total assets	$7,349,025	$6,671,355

Liabilities, non-controlling interest, and shareholders' equity
Liabilities
Reserve for losses and loss adjustment expenses	$3,148,782	$3,030,037
Unearned premiums	1,132,477	911,222
Reinsurance balances payable	367,123	272,310
Payables for investments purchased	55,071	66,606
Term loan, net of issuance costs	149,859	149,830
Accounts payable and accrued expenses	155,684	186,887
Payables to related parties	75,797	6,480
Total liabilities	5,084,793	4,623,372

Non-controlling interest – TS Hamilton Fund	54,727	133

Shareholders’ equity
Common shares:
Class A, authorized (2024 and 2023: 28,644,807), par value $0.01; issued and outstanding (2024 and 2023: 28,644,807)	286	286
Class B, authorized (2024 and 2023: $72,337,352), par value $0.01; issued and outstanding (2024 $56,813,977 and 2023: 56,036,067)	568	560
Class C, authorized (2024 and 2023: 25,544,229), par value $0.01; issued and outstanding (2024 and 2023: 25,544,229)	255	255
Additional paid-in capital	1,255,055	1,249,817
Accumulated other comprehensive loss	(4,441)	(4,441)
Retained earnings	957,782	801,373
Total shareholders' equity	2,209,505	2,047,850

Total liabilities, non-controlling interest, and shareholders' equity	$7,349,025	$6,671,355

Consolidated Statement of Operations

	Three Months Ended
	March 31,
($ in thousands, except per share information)	2024	2023
Revenues
Gross premiums written	$721,941	$538,164
Reinsurance premiums ceded	(207,061)	(189,666)
Net premiums written	514,880	348,498

Net change in unearned premiums	(129,577)	(64,596)
Net premiums earned	385,303	283,902

Net realized and unrealized gains (losses) on investments	255,371	35,133
Net investment income (loss)	12,618	2,359
Total net realized and unrealized gains (losses) on investments and net investment income (loss)	267,989	37,492

Other income (loss)	7,478	3,033
Net foreign exchange gains (losses)	(2,125)	(2,046)
Total revenues	658,645	322,381

Expenses
Losses and loss adjustment expenses	232,352	148,561
Acquisition costs	84,554	65,140
General and administrative expenses	54,855	45,806
Amortization of intangible assets	3,252	2,770
Interest expense	5,708	5,529
Total expenses	380,721	267,806

Income (loss) before income tax	277,924	54,575
Income tax expense (benefit)	592	1,573
Net income (loss)	277,332	53,002

Net income (loss) attributable to non-controlling interest	120,158	1,510

Net income (loss) and other comprehensive income (loss) attributable to common shareholders	$157,174	$51,492

Per share data
Basic income (loss) per share attributable to common shareholders	$1.42	$0.50
Diluted income (loss) per share attributable to common shareholders	$1.38	$0.49

Non-GAAP Financial Measures Reconciliation
We present our results of operations in a way that we believe will be the most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements are considered non-GAAP financial measures under SEC rules and regulations. In this press release, we present underwriting income (loss), a non-GAAP financial measure as defined in Item 10(e) of SEC Regulation S-K. We believe that non-GAAP financial measures, which may be defined and calculated differently by other companies, help explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. Where appropriate, reconciliations of our non-GAAP measures to the most comparable GAAP figures are included below.

Underwriting Income (Loss)

We calculate underwriting income (loss) on a pre-tax basis as net premiums earned less losses and loss adjustment expenses, acquisition costs and other underwriting expenses (net of third party fee income). We believe that this measure of our performance focuses on the core fundamental performance of the Company’s reportable segments in any given period and is not distorted by investment market conditions, corporate expense allocations or income tax effects.

The following table reconciles underwriting income (loss) to net income (loss), the most comparable GAAP financial measure:

	For the Three Months Ended
($ in thousands)	March 31, 2024	March 31, 2023
Underwriting income (loss)	$32,522	$34,063
Total net realized and unrealized gains (losses) on investments and net investment income (loss)	267,989	37,492
Other income (loss), excluding third party fee income	—	29
Net foreign exchange gains (losses)	(2,125)	(2,046)
Corporate expenses	(11,502)	(6,664)
Amortization of intangible assets	(3,252)	(2,770)
Interest expense	(5,708)	(5,529)
Income tax (expense) benefit	(592)	(1,573)
Net income (loss), prior to non-controlling interest	$277,332	$53,002

Third Party Fee Income

Third party fee income includes income that is incremental and/or directly attributable to our underwriting operations. It is primarily comprised of fees earned by the International Segment for management services provided to third party syndicates and consortia and by the Bermuda Segment for performance based management fees generated by our third party capital manager, Ada Capital Management Limited. We believe that this measure is a relevant component of our underwriting income (loss).

The following table reconciles third party fee income to other income, the most comparable GAAP financial measure:

	For the Three Months Ended
($ in thousands)	March 31, 2024	March 31, 2023
Third party fee income	$7,478	$3,004
Other income (loss), excluding third party fee income	—	29
Other income (loss)	$7,478	$3,033

Other Underwriting Expenses

Other underwriting expenses include those general and administrative expenses that are incremental and/or directly attributable to our underwriting operations. While this measure is presented in Note 8, Segment Reporting in the unaudited condensed consolidated financial statements, it is considered a non-GAAP financial measure when presented elsewhere.

Corporate expenses include holding company costs necessary to support our reportable segments. As these costs are not incremental and/or directly attributable to our underwriting operations, these costs are excluded from other underwriting expenses, and therefore, underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to other underwriting expenses, also includes corporate expenses.

The following table reconciles other underwriting expenses to general and administrative expenses, the most comparable GAAP financial measure:

	For the Three Months Ended
($ in thousands)	March 31, 2024	March 31, 2023
Other underwriting expenses	$43,353	$39,142
Corporate expenses	11,502	6,664
General and administrative expenses	$54,855	$45,806

Special Note Regarding Forward-Looking Statements

This information includes “forward looking statements” pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of terms such as “believes,” “expects,” “may,” “will,” “target,” “should,” “could,” “would,” “seeks,” “intends,” “plans,” “contemplates,” “estimates,” or “anticipates,” or similar expressions which concern our strategy, plans, projections or intentions. These forward-looking statements appear in a number of places throughout and relate to matters such as our industry, growth strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. By their nature, forward-looking statements: speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

There are a number of risks, uncertainties, and other important factors that could cause our actual results to differ materially from the forward-looking statements contained herein. Such risks, uncertainties, and other important factors include, among others, the risks, uncertainties and factors set forth in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”) and other subsequent periodic reports filed with the Securities and Exchange Commission and the following:

•our results of operations and financial condition could be adversely affected by unpredictable catastrophic events, global climate change or emerging claim and coverage issues;
•our business could be materially adversely affected if we do not accurately assess our underwriting risk, our reserves are inadequate to cover our actual losses, our models or assessments and pricing of risks are incorrect or we lose important broker relationships;
•the insurance and reinsurance business is historically cyclical and the pricing and terms for our products may decline, which would affect our profitability and ability to maintain or grow premiums;
•we have significant foreign operations that expose us to certain additional risks, including foreign currency risks and political risk;
•we do not control the allocations to and/or the performance of the Two Sigma Hamilton Fund, LLC ("TS Hamilton Fund")’s investment portfolio, and its performance depends on the ability of its investment manager, Two Sigma Investments, LP ("Two Sigma"), to select and manage appropriate investments and we have a limited ability to withdraw our capital accounts;
•Two Sigma Principals, LLC, Two Sigma and their respective affiliates have potential conflicts of interest that could adversely affect us;
•the historical performance of Two Sigma is not necessarily indicative of the future results of the TS Hamilton Fund’s investment portfolio or of our future results;
•our ability to manage risks associated with macroeconomic conditions resulting from geopolitical and global economic events, including public health crises, current or anticipated military conflicts, terrorism, sanctions, rising energy prices, inflation and interest rates and other global events;
•our ability to compete successfully with more established competitors and risks relating to consolidation in the reinsurance and insurance industries;
•downgrades, potential downgrades or other negative actions by rating agencies;
•our dependence on key executives, including the potential loss of Bermudian personnel as a result of Bermuda employment restrictions, and the inability to attract qualified personnel, particularly in very competitive hiring conditions;
•our dependence on letter of credit facilities that may not be available on commercially acceptable terms;

•our potential need for additional capital in the future and the potential unavailability of such capital to us on favorable terms or at all;
•the suspension or revocation of our subsidiaries’ insurance licenses;
•risks associated with our investment strategy, including such risks being greater than those faced by competitors;
•changes in the regulatory environment and the potential for greater regulatory scrutiny of the Company going forward;
•a cyclical downturn of the reinsurance industry;
•operational failures, failure of information systems or failure to protect the confidentiality of customer information, including by service providers, or losses due to defaults, errors or omissions by third parties or our affiliates;
•we are a holding company with no direct operations, and our insurance and reinsurance subsidiaries’ ability to pay dividends and other distributions to us is restricted by law;
•risks relating to our ability to identify and execute opportunities for growth or our ability to complete transactions as planned or realize the anticipated benefits of our acquisitions or other investments;
•our potentially becoming subject to U.S. federal income taxation, Bermuda taxation or other taxes as a result of a change of tax laws or otherwise;
•the potential characterization of us and/or any of our subsidiaries as a passive foreign investment company, or PFIC;
•our potentially becoming subject to U.S. withholding and information reporting requirements under the U.S. Foreign Account Tax Compliance Act, or FATCA, provisions;
•our costs will increase as a result of operating as a public company, and our management will be required to devote substantial time to complying with public company regulations;
•if we were to identify a material weakness and were unable to remediate such material weakness, or fail to achieve and maintain effective internal controls, our operating results and financial condition could be impacted and the market price of our Class B common shares may be negatively affected;
•the lack of a prior public market for our Class B common shares means our share price may be volatile and anti-takeover provisions contained in our organizational documents could delay management changes;
•the potential that the market price of our Class B common shares could decline due to future sales of shares by our existing shareholders;
•applicable insurance laws, which could make it difficult to effect a change of control of our company; and
•investors may have difficulties in serving process or enforcing judgments against us in the United States.
There may be other factors that could cause our actual results to differ materially from the forward-looking statements, including factors disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Form 10-K. You should evaluate all forward-looking statements made herein in the context of these risks and uncertainties.

You should read this information completely and with the understanding that actual future results may be materially different from expectations. We caution you that the risks, uncertainties, and other factors referenced above may not contain all of the risks, uncertainties and other factors that are important to you. In addition, we cannot assure you that we will realize the results, benefits, or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. All forward-looking statements contained herein apply only as of the date hereof and are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

Investor contacts:
Jon Levenson & Darian Niforatos
Investor.Relations@hamiltongroup.com

Media contact:
Kelly Corday Ferris
kelly.ferris@hamiltongroup.com